Exhibit 99.1

RAM Holdings Ltd. Announces Intent to Voluntarily Delist its Common Shares

HAMILTON, Bermuda, April 24, 2009 (BUSINESS WIRE) -- RAM Holdings Ltd. (NASDAQ: RAMR) (the “Company”) announced today that it has notified the Nasdaq Stock Market of its intent to voluntarily delist its common shares from the Nasdaq Global Market, and that the Company anticipates that its Board of Directors (the “Board”) will approve the deregistration of its common shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of its obligations to file reports with the Securities and Exchange Commission (“SEC”).

The decision of the Board to delist was based on the consideration of numerous factors, including (1) the low trading volume in the common shares, (2) the low market capitalization of the common shares, (3) the limited analyst coverage of the common shares, and (4) the necessity of delisting as a preliminary step to deregistering the common shares under the Exchange Act and suspending the Company’s obligation to file reports with the SEC, should the Board approve such deregistration and suspension. The Board made this determination after extensive deliberations, advice of the Company’s financial and legal advisors and careful consideration of the advantages and disadvantages of no longer being a public company.

The Company anticipates that it will file with the SEC a Form 25 relating to the delisting of its common shares on or about May 4, 2009, with the delisting of its common shares to be effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its common share on the Nasdaq Global Market will be Thursday, May 14, 2009.

In addition, the Company anticipates that the Board will approve the deregistration of the common shares under the Exchange Act and the suspension of the obligation to file reports with the SEC at the next meeting of the Board, which is currently scheduled to be held on May 12, 2009. The additional factors the Board has been considering in connection with the proposed deregistration and suspension include: (1) the disproportionately large costs of preparing and filing periodic reports with the SEC, (2) the substantial accounting, audit, legal and other costs and expenses associated with being a public company, particularly due to the Sarbanes Oxley Act of 2002, and (3) the additional demands placed on management and Company personnel to comply with requirements required of registrants. Although the Company currently expects that the Board will approve such deregistration and suspension, there can be no assurance the Board will do so.

If the Board approves the deregistration of the common shares and the suspension of the obligation to file reports as discussed above, on the effective date of the delisting, the Company would file a Form 15 to deregister its common shares under Section 12 of the Exchange Act. The Company is eligible to delist and deregister because it has fewer than 300 record holders of its common shares. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, would immediately be suspended. The Company expects that the deregistration of its common shares would become effective 90 days after the date the Form 15 is filed with the SEC.

If the Board approves such deregistration and suspension, the Company intends to continue reporting its quarterly and annual financial results in press releases and on its website, and to report to its shareholders in accordance with Bermuda law and its Bye-laws. The Company has applied to the Bermuda Stock

Exchange (the “BSX”) to convert its secondary listing to a primary listing effective upon the delisting of its common shares from the Nasdaq Global Market and intends to comply with the reporting requirements of the BSX. In addition, the Company anticipates that its common shares will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities. However, the Company can provide no assurance that market makers will make a market in its common shares or that trading of its shares will continue on the BSX, Pink Sheets or any other forum.

Forward-Looking Statements

This release contains statements that may be considered “forward-looking statements.” These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) the recapture of business by customers with whom we have a concentration of our reinsurance in force; (ii) the adverse developments in the housing and credit markets that began in mid 2007 and have continued through the date of this report and credit risk; (iii) our inability to access capital on acceptable terms or at all; (iv) more severe losses or more frequent losses associated with our reinsurance products or changes in our assumptions used to estimate loss reserves and unrealized (losses) gains on derivative financial instruments; (v) income taxes, including our ability to write reinsurance business through Bermuda or other similarly tax-efficient jurisdictions; (vi) the timing of cash flows including, principally, receipt of premium and timing of loss payments; (vii) developments in the world’s financial and capital markets that adversely affect our loss experience, our unrealized (losses) gains on derivative financial instruments or our investment returns; (viii) further downgrades of the financial strength ratings of RAM Re by Standard & Poor’s; (ix) changes in ratings methodology by Standard & Poor’s; (x) our inability to execute our business strategy; (xi) changes in regulation or tax laws applicable to us, our subsidiaries or customers; (xii) our ability to retain qualified management and other personnel; (xiii) contract cancellations; (xiv) the effects of mergers, acquisitions, amalgamations and divestitures; (xv) changes in accounting policies or practices; and (xvi) changes in general economic conditions, including inflation, credit, foreign currency environment, interest rates and other factors. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Contact:

RAM Holdings Ltd., Hamilton
Victoria Guest, 441-298-2116
vguest@ramre.bm

RAM Holdings Ltd., Hamilton
Ted Gilpin, 441-298-2107
tgilpin@ramre.bm